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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CKS Group, Inc.

        We consent to the incorporation by reference in the registration statements (Nos. 333-3412, 333-18085, 333-22953, 333-23783, 333-24763,
333-25447, 333-27331, 333-38825 and 333-41109) on Forms S-8 and S-3 of CKS
Group, Inc. of our report dated January 31, 1997, relating to the balance sheets of McKinney & Silver as of December 31, 1996 and 1995, and the related consolidated statements of income, partners' capital, and cash flow for the three years then ended, which report appears in the November 30, 1997, annual report on Form 10-K of CKS Group, Inc.


                                        /S/ ERNST & YOUNG LLP


Raleigh, North Carolina
February 23, 1998